Avid Technology, Inc. 8-K

Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

This voting agreement (this “Agreement”) is dated August 9, 2023, and is among Artisan Bidco, Inc., a Delaware corporation (“Parent”), Avid Technology, Inc., a Delaware corporation (the “Company”) and the stockholders of the Company listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

Recitals

A.           The Stockholders Own certain shares of Company Common Stock.

B.            Parent, Artisan Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides (subject to the terms and conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”).

C.            In the Merger, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Shares owned by the Company, Shares owned by Parent and Dissenting Shares, if any) will be converted into the right to receive the Merger Consideration, as provided in the Merger Agreement.

D.            The Stockholders are entering into this Agreement in order to induce Parent to enter into the Merger Agreement.

Agreement

The parties to this Agreement, intending to be legally bound, agree as follows:

Section	1. Certain Definitions

For purposes of this Agreement:

1.1          Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

1.2          “Constructive Disposition” means, with respect to a security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.

1.3          “Expiration Time” means the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms; (b) the Effective Time; (c) any amendment, modification or supplement to the Merger Agreement that (I) decreases the Merger Consideration (other than any such decrease in accordance with Section 2.01(b) of the Merger Agreement), (II) changes the form of the Merger Consideration, (III) imposes any additional material restrictions on or additional conditions on the payment of the Merger Consideration, (IV) imposes any additional material restrictions or obligations on the Stockholders, or (V) could materially affect or delay the consummation of the Merger, (d) a Change of Company Recommendation, and (e) with respect to any Stockholder, the termination of this Agreement by written agreement of each of Parent, the Company and such Stockholder.

1.4          A Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if such Stockholder (a) is the record owner of such security; or (b) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

1.5          “Subject Securities” means, with respect to any Stockholder (a) all securities of the Company (including all shares of Company Common Stock and all RSU Awards and other rights to acquire shares of Company Common Stock) Owned by such Stockholder as of the date of this Agreement; and (b) all additional securities of the Company (including all additional shares of Company Common Stock and all additional RSU Awards and other rights to acquire shares of Company Common Stock) of which such Stockholder acquires Ownership during the Voting Period.

1.6          “Subject Shares” means, with respect to any Stockholder, at any time, the shares of Company Common Stock Owned by such Stockholder at such time.

1.7          A Person will be deemed to have effected a “Transfer” of a security if such Person, whether voluntarily or involuntarily, directly or indirectly (i) offers, sells, pledges, encumbers, hypothecates, leases, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by operation of law or otherwise, including by way of Constructive Disposition) of such security or any interest in such security, in each case, other than by testamentary disposition, (ii) creates or permits to exist any Liens (other than Permitted Liens), (iii) deposits such security into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that is inconsistent with this Agreement, or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii).

1.8          “Voting Period” means the period commencing on (and including) the date of this Agreement and ending at the Expiration Time.

Section	2. Transfer of Subject Securities and Voting Rights

2.1          Restriction on Transfer of Subject Securities. Subject to Section 2.2, during the Voting Period, each Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of such Stockholder’s Subject Securities to be effected (other than in the Merger); provided, however, that a Stockholder may Transfer shares of Company Common Stock (a) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in effect prior to the date of this Agreement, (b) in connection with the payment of the exercise price (including on a “net settlement” basis) or the payment or satisfaction of Taxes or Tax withholding obligations applicable to the exercise, vesting, settlement or conversion of any RSU Awards or other equity awards granted pursuant to the Company Stock Plan or the Company Stock Purchase Plan, or (c) to any Affiliate of such Stockholder or to any family member (including a trust for such family member’s benefit) of such Stockholder, in each case, if and so long as, prior to and as a condition to effectuating any such Transfer, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the Parties a written consent and joinder memorializing such agreement in form and substance reasonably satisfactory to Parent.

2.2          Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Subject Securities by a Stockholder: (a) if such Stockholder is an individual, (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, (ii) pursuant to any non-consensual order of a Governmental Entity, by divorce decree of a court of competent jurisdiction or by will, intestacy or other similar applicable Law upon such Stockholder’s death, (iii) to any charitable foundation or organization, including donor advised funds, or (iv) to any affiliate of Stockholder; or (b) if such Stockholder is a partnership, limited liability company or other type of Entity, (i) to one or more partners, members or equityholders of such Stockholder, (ii) to any affiliate of such Stockholder or (iii) pursuant to any non-consensual order of a Governmental Entity, by divorce decree of a court of competent jurisdiction or by will, intestacy or other similar applicable Law upon the death of any applicable individual; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees (for the benefit of Parent) in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

2.3          Company Obligations. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Subject Shares, except as permitted by, and in accordance with, this Agreement.

Section	3. Voting of Shares

3.1          Voting Covenant. Each Stockholder hereby agrees that, during the Voting Period, at any meeting of the stockholders of the Company (however called), and at every adjournment or postponement thereof, such Stockholder shall cause such Stockholder’s Subject Shares to be voted by granting and delivering a valid proxy or other instructions necessary to vote such Subject Shares at such meeting (or adjournment or postponement thereof) no later than the fifth Business Day prior to the scheduled date of such meeting (or adjournment or postponement thereof):

(a)        in favor of: (i) the adoption of the Merger Agreement; and (ii) any action in furtherance of the adoption of the Merger Agreement;

(b)        against any action or agreement that would reasonably be expected to result in a material breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c)        against any proposal involving the Company or any Company Subsidiary that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the consummation of the Merger or any of the other Transactions.

Each Stockholder shall not revoke or modify the proxy or other instructions granted pursuant to the immediately preceding sentence prior to the earlier of (i) the completion of the applicable meeting of the stockholders of the Company (or any adjournment or postponement thereof) or (ii) the expiration of the Voting Period, except, in each case, as may be necessary to comply with the voting obligations set forth in this Section 3.1.

3.2          Other Voting Agreements. During the Voting Period, each Stockholder shall not enter into any agreement or understanding with any Person to vote or give any instruction in any manner inconsistent with Section 3.1.

3.3          Voting Trusts; Proxy. Each Stockholder shall not deposit the Subject Shares in a voting trust or enter into any tender, voting or other similar agreement, or grant a proxy or power of attorney, with respect to such Stockholder’s Subject Shares, in each case that is inconsistent with this Agreement, or otherwise take any other action with respect to any of such Stockholder’s Subject Securities that would in any way prevent, restrict, materially interfere with or materially impair the performance of such Stockholder’s obligations hereunder.

3.4          Other Proposals. Except as expressly set forth in this Section 3, the Stockholders shall not be restricted from voting in any manner with respect to any other matters presented or submitted to the stockholders of the Company.

3.5          Waiver of Appraisal Rights. Each Stockholder hereby irrevocably waives all appraisal rights under Section 262 of the DGCL with respect to all of the Subject Shares Owned by such Stockholder with respect to the Merger and the transactions contemplated by the Merger Agreement.

3.6          Irrevocable Proxy. Prior to the Expiration Time, solely in the event of a failure by any Stockholder to act in accordance with such Stockholder’s obligations as to voting pursuant to Section 3.1 no later than the third business day prior to any meeting at which the stockholders of the Company will consider and vote on any of the matters described in Section 3.1, each such Stockholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution and including for purposes of Section 212 of the DGCL), for and in the name, place and stead of such Stockholder, to vote the Subject Securities, or grant a consent or approval in respect of the Subject Securities, in a manner consistent with this Agreement. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3.6 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may be revoked only under the circumstances set forth in the last sentence of this Section 3.6. Each Stockholder hereby ratifies and confirms that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with applicable Law. Each Stockholder shall, upon written request by Parent, as promptly as practicable execute and deliver to Parent a separate written instrument or proxy that embodies the terms of this irrevocable proxy set forth in this Section 3.6 and is otherwise reasonably acceptable to Parent and Stockholder. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by Stockholder, upon the Expiration Time and Parent may terminate any proxy granted pursuant to this Section 3.6 at any time at its sole discretion by written notice to Stockholder.

Section	4. Representations and Warranties of the StockholderS

Each Stockholder hereby represents and warrants as follows:

4.1          Authorization, etc. Such Stockholder has the requisite power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. If such Stockholder is a corporation, then such Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If such Stockholder is a general or limited partnership, then such Stockholder is a partnership duly form, validly existing and in good standing under the laws of the jurisdiction in which it was formed. If such Stockholder is a limited liability company, then such Stockholder is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed.

4.2          No Conflicts or Consents.

(a)         The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not: (i) if such Stockholder is an Entity, conflict with or violate any of the charter or organizational documents of such Stockholder or any resolution adopted by the equity holders, the board of directors (or other similar body) or any committee of the board of directors (or other similar body) of such Stockholder; (ii) conflict with or violate in any material respect any Law or Order applicable to such Stockholder or by which such Stockholder or any of its properties is or may be bound or affected; or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to any other Person (with or without notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time or both) in the creation of any Lien on any of such Stockholder’s Subject Securities pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any of its affiliates or properties is or may be bound or affected.

(b)         The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent of any Person, except where the failure to obtain such consent would not prevent, materially interfere with, materially delay or materially impair such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement. Such Stockholder is not, nor will such Stockholder be, required to give any notice to any Person in connection with the execution, delivery or performance of this Agreement.

4.3         Title to Securities. As of the date of this Agreement: (a) such Stockholder Owns (free and clear of any Liens, except where such Liens would not prevent, materially interfere with, materially delay or materially impair Stockholder’s ability to perform such Stockholder’s obligations under this Agreement) the number of outstanding shares of Company Common Stock set forth under the heading “Shares Owned” on such Stockholder’s signature page of this Agreement; and (b) such Stockholder holds (free and clear of any Liens, except where such Liens would not prevent, materially interfere with, materially delay or materially impair such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement) the RSU Awards set forth under the heading “Equity Awards Owned” on such Stockholder’s signature page of this Agreement.

4.4         No Other Representations. Parent acknowledges and agrees that other than the representations expressly set forth in this Agreement, no Stockholder has made, or is making, any representations or warranties to Parent with respect to the Company, such Stockholder’s ownership of Company Common Stock, the Merger Agreement or any other matter. Parent hereby specifically disclaims reliance upon any other representations or warranties of such Stockholder (other than the representations expressly set forth in this Agreement).

Section	5. Miscellaneous

5.1          Stockholder Information. Each Stockholder hereby agrees to permit Parent, Merger Sub and the Company to publish and disclose in the Proxy Statement (or any other filing made pursuant to applicable Law) such Stockholder’s identity and ownership of shares of Company Common Stock and the nature of such Stockholder’s commitments, arrangements, understandings and obligations under this Agreement and each Stockholder shall provide Parent, Merger Sub and the Company with such information needed for them to publish and disclose such information set forth above. Nothing in this Agreement shall preclude the Stockholders from making such filings as are required by applicable Law in connection with the execution or performance of this Agreement; provided, however, that any such filing shall be provided to Parent a reasonable time prior to the filing and Parent shall be given the opportunity to review and comment on such filing (which comments shall be considered in good faith by the Stockholder making the filing).

5.2          Fiduciary Duties. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as an Owner of such Stockholder’s Subject Securities, and no Stockholder shall be deemed to be making any agreement in this Agreement in the capacity as a director or officer of the Company or a Company Subsidiary, or that would limit any Person’s ability to take or fulfill, or refrain from taking or fulfilling, actions, fiduciary duties or other obligations as a director or officer of the Company or a Company Subsidiary. Parent shall not assert any claim that any action taken in any Person’s capacity as a director or officer of the Company or any Company Subsidiary violates any provision of this Agreement.

5.3          Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements made by any Stockholder in this Agreement shall survive the Expiration Time; provided, however, that: (a) Section 5 shall survive the Expiration Time and shall remain in full force and effect; and (b) if the Effective Time does not occur, the occurrence of the Expiration Time shall not relieve a Stockholder from any liability arising from its intentional fraud or Willful Breach of any covenant or obligation contained in this Agreement prior to the Expiration Time.

5.4          Further Assurances. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional proxies, consents, certificates, instruments and documents, and shall take such further actions, as are reasonably necessary and as Parent or the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

5.5          Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

5.6          Notices. All notices or other communications required or permitted hereunder shall be in writing, shall be sent by email of a .pdf attachment (provided that the sender of such email does not receive a written notification of delivery failure), by reliable overnight delivery service (with proof of service) or by hand delivery, and shall be deemed to have been duly given (a) when delivered if delivered in person or when sent if sent by email, (b) on the fifth Business Day after dispatch by registered or certified mail or (c) on the next Business Day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice):

if to a Stockholder:

at the address or email address set forth on such Stockholder’s signature page of this Agreement; and

if to Parent or the Surviving Corporation to:

Artisan Bidco, Inc.

c/o STG Partners, LLC

1300 El Camino Real, Ste. 300

Menlo Park, CA 94025

Attn:    Bill Chisholm and Patrick Fouhy

Email:   bill@stgpartners.com; patrick@stgpartners.com

with a copy (which will not constitute notice) to:

Paul Hastings LLP

101 California Street, Suite 4800

San Francisco, CA 94111

Attn:    Steve Camahort and Dana Kromm

Email:  stevecamahort@paulhastings.com; danakromm@paulhastings.com if to the Company (prior to the Effective Time) to:

Avid Technology, Inc.

75 Blue Sky Drive

Burlington, Massachusetts 01803

Attn:    CLO/General Counsel

Email:   general.counsel@avid.com

with a copy (which will not constitute notice) to:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attention: Beth Berg

Email: bberg@sidley.com

and

Sidley Austin LLP

1999 Avenue of the Stars

Los Angeles, California 90067
Attention: Daniel J. Belke

Email: dbelke@sidley.com

Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given, will be deemed to be receipt of any notice pursuant to this Section 5.6 as of the date of rejection, refusal or inability to deliver. From time to time, any party may provide notice to the other parties of a change in its address or any of the other details specified in or pursuant to this Section 5.6 through a notice given in accordance with this Section 5.6.

5.7         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Agreement is fulfilled to the extent possible.

5.8         Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

5.9         Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties.

5.10       Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

5.11       Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement required to be performed by any party were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. The Stockholders agree that, in the event of any breach or threatened breach by a Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it at law or in equity, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. The Stockholders further agree: (i) that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.11, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument; and (ii) not to assert that (A) a remedy of specific performance or an injunction is unenforceable, invalid, contrary to law or inequitable for any reason or (B) a remedy of monetary damages would provide an adequate remedy.

5.12       Non-Exclusivity. The rights and remedies of Parent, the Company and the Stockholder under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

5.13       Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a)        This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof that would require the application of the Laws of any other jurisdiction.

(b)        Each of the parties irrevocably agrees that any Proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Proceeding arising out of or relating to this Agreement. Each of the parties agrees not to commence any Proceeding relating to this Agreement except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described in this Agreement. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process, and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding arising out of or relating to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the courts in the State of Delaware, as described in this Agreement, for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Proceeding in any such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) IT MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.13.

5.14       Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

5.15       Interpretation. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: (a) the singular number shall include the plural, and vice versa, (b) the masculine gender shall include the feminine and neuter genders, (c) the feminine gender shall include the masculine and neuter genders and (d) the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections,” are intended to refer to Sections of this Agreement. The term “or” shall not be deemed to be exclusive. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. References in this Agreement to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.16       Independence of Obligations. The covenants and obligations of each Stockholder set forth in this Agreement shall be construed as independent of any other Contract among any of the Stockholders or between such Stockholder, on the one hand, and Parent or the Company, on the other hand. The existence of any claim or cause of action by a Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against such Stockholder. Nothing in this Agreement shall limit any of the rights or remedies of any Person under the Merger Agreement, or any of the rights or remedies of Parent or the Company or any of the obligations of a Stockholder under any agreement between such Stockholder, on the one hand, and Parent or the Company, on the other hand; and nothing in the Merger Agreement shall limit any of the rights or remedies of Parent or the Company or any of the obligations of Stockholder under this Agreement.

5.17       Termination. This Agreement shall terminate upon the earlier of the Expiration Time and, with respect to any Stockholder, the mutual written agreement of Parent, the Company and such Stockholder, without any further obligation or liability of the applicable parties under this Agreement; provided, however, that: (a) this Section 5 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) if the Effective Time does not occur, the termination of this Agreement shall not relieve the applicable Stockholder from any liability arising from its Willful Breach of any covenant or obligation contained in this Agreement prior to such termination.

5.18       No Agreement Until Executed; No Ownership Rights. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Company’s board of directors has approved for purposes of any applicable anti-takeover laws and regulations, the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed by all parties thereto and (c) this Agreement is executed by all parties hereto. Nothing contained in this Agreement shall be deemed to vest in the Parent, the Company or any of their affiliates any direct or indirect ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the applicable Stockholder and neither Parent nor any of its affiliates shall possess any power or authority to direct any Stockholder in the voting or disposition of any of the Subject Securities, except as otherwise specifically provided in this Agreement.

5.19       No Recourse. The Stockholders and their respective Affiliates shall not be liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement by the Company. In no event shall any Stockholder have any liability under this Agreement with respect to the representations, warranties, liabilities, covenants or obligations under this Agreement (or under any other agreement substantially in the form of this Agreement) of any other Stockholder or any other stockholder of the Company.

[Signature page follows.]

The parties have caused this Agreement to be duly executed as of the date first written above.

ARTISAN BIDCO, INC.

By:	/s/ Pat Fouhy
	Name:	Pat Fouhy
	Title:	Secretary

AVID TECHNOLOGY, INC.

By:	/s/ Jeff Rosica
	Name:	Jeff Rosica
	Title:	Chief Executive Officer and President

[Signature Page to Voting Agreement]

Impactive Capital LLC

By:	/s/ Lauren Taylor Wolfe
Name: Lauren Taylor Wolfe
Title: Managing Member

Address:	450 West 14th St., 12th Floor
New York, NY 10014

Email:	lauren@impactivecapital.com

Shares Owned: 7,168,370 shares of Company Common Stock

Equity Awards Owned: 6,203 restricted stock units (“RSUs”). Each RSU represents the contingent right to receive one share of Company Common Stock.

[Signature Page to Voting Agreement]

Impactive Capital GP LLC

By:	/s/ Lauren Taylor Wolfe
Name: Lauren Taylor Wolfe
Title: Managing Member

Address:	450 West 14th St., 12th Floor
New York, NY 10014

Email:	lauren@impactivecapital.com

Shares Owned: 7,168,370 shares of Company Common Stock

Equity Awards Owned: 6,203 RSUs. Each RSU represents the contingent right to receive one share of Company Common Stock.

[Signature Page to Voting Agreement]

Impactive Capital LP

By:	Impactive Capital LLC
its general partner

By:	/s/ Lauren Taylor Wolfe
Name: Lauren Taylor Wolfe
Title: Managing Member

Address:	450 West 14th St., 12th Floor
New York, NY 10014

Email:	lauren@impactivecapital.com

Shares Owned: 7,168,370 shares of Company Common Stock

Equity Awards Owned: 6,203 RSUs. Each RSU represents the contingent right to receive one share of Company Common Stock.

[Signature Page to Voting Agreement]

Lauren Taylor Wolfe

/s/ Lauren Taylor Wolfe

Address:	450 West 14th St., 12th Floor
New York, NY 10014

Email:	lauren@impactivecapital.com

Shares Owned: 7,168,370 shares of Company Common Stock

Equity Awards Owned: 6,203 RSUs. Each RSU represents the contingent right to receive one share of Company Common Stock.

[Signature Page to Voting Agreement]

Christian Asmar

/s/ Christian Asmar

Address:	450 West 14th St., 12th Floor
New York, NY 10014

Email:	casmar@impactivecapital.com

Shares Owned: 7,168,370 shares of Company Common Stock

Equity Awards Owned: 6,203 RSUs. Each RSU represents the contingent right to receive one share of Company Common Stock.

[Signature Page to Voting Agreement]